News Release

Release Date:  Wednesday, July 16, 2003

Release Time:  Immediate

Contact:       Eric E. Stickels, Executive Vice President and
               Chief Financial Officer

Phone:                  (315) 366-3702

--------------------------------------------------------------------------------

              Oneida Financial Corp. Reports 2003 Second Quarter Operating
              ------------------------------------------------------------
              Results (unaudited)
              -------------------
     Oneida, NY, July 16, 2003- Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced second quarter operating results. Net income for the three months ending June 30, 2003 is $872,000, or $0.18 basic earnings per share compared to $711,000, or $0.15 basic earnings per share, for the three months ended June 30, 2002. Net income for the six months ending June 30, 2003 is $1.7 million, or $0.36 basic earnings per share, an increase of 31.6%, compared with $1.3 million or $0.27 per share for the same period during 2002.

     Total assets at June 30, 2003 were $429.3 million, an increase of 2.8% from the June 30, 2002 level of $417.5 million. Loans receivable, net increased $3.5 million at June 30, 2003 to $197.9 million as compared with June 30, 2002 after recording the sale of $45.7 million in fixed rate one-to-four family residential real estate loans during the preceding twelve month period. While total deposits increased 2.0%, to $302.5 million at June 30, 2003 compared with $296.5 million at June 30, 2002, the level of non-interest bearing deposits increased 8.2% to $48.5 million at June 30, 2003 from $44.9 million at June 30, 2002.

     Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "June 1st of this year marked the one year anniversary of our Company's acquisition of SBC Financial Corporation. The integration of SBC is complete and has significantly contributed to the growth and success of our Company." Net income for the three months ending June 30, 2003 increased 22.6% as compared with the same period during 2002. The improvement in net income is primarily due to an increase in net interest income as our earning assets increased, as well as due to the substantial improvement in the Company's net interest margin. During the second quarter of 2003 insurance sales revenue and non-interest banking services income resulted in a 39.5% increase in non-interest income. Kallet stated, "Since forming Oneida Financial Corp. in 1998, the Company has emerged from a traditional savings bank model to a diversified financial services company with an expanded product mix, broadened markets, new revenue sources and overall financial performance improvement."

     Interest income totaled $5.3 million for the second quarter of 2003, equal with the same period in 2002. During the three months ended June 30, 2003 the average balance of interest-earning assets increased by $34.9 million to $370.3 million resulting in a corresponding increase in interest income as compared with the 2002 period. The increase in the average balance was offset by a decrease in the average yield on interest-earning assets of 59 basis points, reflecting the continued decline in market interest rates during the past twelve months.

     Total interest expense decreased $418,000 to $2.1 million for the three months ended June 30, 2003. This is compared with interest expense of $2.5 million during the comparative 2002 period. The decrease in interest expense for the three months ended June 30, 2003 was due to a decrease in the cost of interest-bearing liabilities, partially offset by a slight increase in the average balance of interest-bearing deposit accounts. Average borrowed funds outstanding were $71.6 million during the three months ending June 30, 2003, compared with $72.3 million in average borrowings outstanding during the comparative 2002 period. Interest expense on deposits decreased 23.2% during the second quarter 2003 to $1.3 million as compared with $1.6 million for the same period of 2002.

     Net interest income increased for the second quarter of 2003 to $3.2 million compared with $2.8 million for the second quarter of 2002. The increase in net interest income primarily is due to an increase in net earning assets and an increase in the net interest margin earned which was 3.44% for the three months ending June 30, 2003 as compared with 3.30% for the comparative period in 2002.

     Non-interest income was $2.7 million during the second quarter of 2003 compared with $1.9 million for the comparative 2002 period. The increase was primarily due to revenue derived from the Company's insurance subsidiary activities and an increase in banking service revenue. In addition, non-interest income increased as a result of an increase in income associated with the sale and servicing of fixed-rate residential real estate loans.

     Non-interest expense was $4.5 million for the three months ended June 30, 2003 compared with $3.7 million for the three months ended June 30, 2002. The increase in non-interest expense is primarily the result of operating expenses associated with our insurance agency business and operating costs resulting from the acquisition and integration of SBC. Provisions for possible loan losses during second quarter of 2003 totaled $185,000 with net charge-offs during the same period totaling $172,000. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.

     Shareholders' equity is $50.3 million, or 11.7% of assets at June 30, 2003 compared with $46.6 million, or 11.2% of assets, at June 30, 2002. The increase in shareholders' equity was primarily a result of the contribution of net earnings for the period, as well as, valuation adjustments made for the Company's available for sale investment and mortgage-backed securities. These increases were partially offset by management efforts to manage the Company's capital through a combination of cash dividends and other strategies, as well as, the recognition of the Company's minimum pension liability.

     All financial information provided at and for the quarters ended June 30, 2003 and June 30, 2002 is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.


                                             At and for the                    At and for the
Selected Financial Ratios                     Three Months                       Six Months
       (unaudited)                           Ended June 30,                     Ended June 30,
       -----------                           --------------                     --------------
                                         2003              2002              2003             2002
                                         ----              ----              ----             ----
Return on Average Assets                 0.83%             0.74%             0.83%            0.72%
         Return on Average Equity        7.07%             6.12%             7.22%            5.80%
         Net Interest Margin             3.44%             3.30%             3.42%            3.15%
         Efficiency Ratio               75.49%            77.61%            75.63%           76.77%
Non-Performing Assets to
Total Assets (end of period)             0.11%             0.14%             0.11%            0.14%




Allowance for Loan Losses to
Non-Performing Loans                   535.61%           525.60%           535.61%          525.60%
Allowance for Loan Losses to
Loans Receivable, net                    1.07%             1.25%             1.07%            1.25%


                                        At               At                %                  At
Selected Financial Data                     June 30,          June 30,            Change          Dec 31,
(in thousands except per share data)    2003              2002            '03 vs '02          2002
------------------------------------  -------------------------------------------------------------
                                     (unaudited)        (unaudited)                         (audited)
Total Assets                          $429,254           $417,480              2.8%         $416,670
Loans receivable, net                  197,904            194,399              1.8%          197,896
Mortgage-backed securities              39,655             56,552            (29.9%)          39,719
Investment securities                  123,726            105,642             17.1%          123,256
Goodwill and other intangibles          12,340             10,764             14.6%           12,091
Interest bearing deposits              253,930            251,638              0.9%          245,828
Non-interest bearing deposits           48,520             44,859              8.2%           45,951
Borrowings                              71,500             71,100              0.6%           73,500
Shareholders' Equity                    50,341             46,618              8.0%           48,064


Book value per share
   (end of period)                            $  10.20           $   9.60            6.3%           $   9.84
Tangible value per share
   (end of period)                            $   7.70           $   7.38            4.3%           $   7.37



                                           Three Months Ended                           %          Year Ended
Selected Operating Data                         June 30,         June 30,             Change        Dec 31,
(in thousands except per share data)    2003               2002           '03 vs '02          2002
------------------------------------  -------------------------------------------------------------
                                     (unaudited)       (unaudited)                          (audited)
Interest income:
   Interest and fees on loans         $  3,464           $  3,384              2.4%         $ 14,014
   Interest and dividends
      on investments                     1,816              1,858           (  2.3%)           7,452
   Interest on fed funds                    26                 60            (56.7%)             185
                                      --------           --------                           --------
     Total interest income            $  5,306           $  5,302              0.1%         $ 21,651
Interest expense:
   Interest on deposits               $  1,265              1,648            (23.2%)           6,541
   Interest on borrowings                  852                887           (  3.9%)           3,627
                                      --------           --------                           --------
     Total interest expense              2,117              2,535            (16.5%)          10,168
                                      --------           --------                           --------
Net interest income                      3,189              2,767             15.3%           11,483
   Provision for loan losses               185                 80            131.3%              164
                                      --------           --------                           --------
Net interest income after
     provision for loan losses        $  3,004           $  2,687             11.8%         $ 11,319
                                      --------           --------                           --------
Total noninterest income                 2,707              1,940             39.5%            8,519
                                      --------           --------                           --------
Total noninterest expense                4,469              3,658             22.2%           15,419
                                      --------           --------                           --------
Income before income taxes            $  1,242           $    969             28.2%         $  4,419
                                      --------           --------                           --------
Income tax provision                       370                258             43.4%            1,160
                                      --------           --------                           --------
           Net income                 $    872           $    711             22.6%         $  3,196
                                      ========           ========                           ========
 Net income per common



   share ( EPS - Basic )              $   0.18           $   0.15             20.0%         $   0.66
                                      ========           ========                           ========
Net income per common
   share ( EPS - Diluted)             $   0.17           $   0.14             21.4%         $   0.64
                                      ========           ========                           ========


                                           Six Months Ended                       %         Year Ended
Selected Operating Data                         June 30,          June 30,           Change        Dec 31,
(in thousands except per share data)    2003               2002           '03 vs '02          2002
------------------------------------ ----------------------------------------------------------------
                                     (unaudited)        (unaudited)                         (audited)
Interest income:
   Interest and fees on loans         $  6,988           $  6,585              6.1%         $ 14,014
   Interest and dividends
        on investments                   3,576              3,624           (  1.3%)           7,452
   Interest on fed funds                    65                108            (39.8%)             185
                                      --------           --------                           --------
Total interest income                 $ 10,629           $ 10,317              3.0%         $ 21,651
Interest expense:
   Interest on deposits               $  2,591              3,337            (22.4%)           6,541
   Interest on borrowings                1,708              1,841           (  7.2%)           3,627
                                      --------           --------                           --------
Total interest expense                   4,299              5,178            (17.0%)          10,168
                                      --------           --------                           --------
Net interest income                      6,330              5,139             23.2%           11,483
   Provision for loan losses               305                270             13.0%              164
                                      --------           --------                           --------
Net interest income after
provision for loan losses             $  6,025           $  4,869             23.7%         $ 11,319
                                      --------           --------                           --------
Total noninterest income                 5,371              3,980             34.9%            8,519
                                      --------           --------                           --------
Total noninterest expense                8,893              7,007             26.9%           15,419
                                      --------           --------                           --------
Income before income taxes            $  2,503           $  1,842             35.9%         $  4,419
                                      --------           --------                           --------
Income tax provision                       760                518             46.7%            1,160
                                      --------           --------                           --------
Net income                            $  1,743           $  1,324             31.6%         $  3,196
                                      ========           ========                           ========

Net income per common
   Share ( EPS - Basic )              $   0.36           $   0.27             33.3%         $   0.66
                                      ========           ========                           ========
Net income per common
   Share ( EPS - Diluted )            $   0.34           $   0.26             30.8%         $   0.64
                                      ========           ========                           ========